Exhibit 99

FOR IMMEDIATE RELEASE

Investor Relations Contact Information: Brad Edwards Brainerd Communicators, Inc. 212-986-6667 Edwards@braincomm.com Media Contact: Elly Wallin GolinHarris 312-729-4202 ewallin@golinharris.com

K-V PHARMACEUTICAL COMMENTS ON ACOG AND SMFM INFORMATION UPDATE REGARDING 17-ALPHA HYDROXYPROGESTERONE CAPROATE – FDA-APPROVED MAKENA™ AND COMPOUNDED 17P

St. Louis, MO – October 13, 2011 – K-V Pharmaceutical Company (the “Company”) (NYSE: KV.A/KV.B) appreciates that the American College of Obstetricians and Gynecologists (ACOG) and Society for Maternal-Fetal Medicine (SMFM) have issued an information update that ensures healthcare providers, patients, and the payer community have the facts regarding FDA-approved Makena™. The information update emphasizes that previous ACOG and SMFM statements regarding Makena were not intended to be used by private or public payers as a basis for interfering with the medical judgment of healthcare providers or denying patient access to Makena. It also states that physicians should understand the inherent differences between an FDA-approved manufactured product and a compounded preparation, and that ACOG and SMFM’s previous statements were not meant to suggest that Makena and compounded 17P are identical products.

Healthcare providers understand that evidence-based medicine is the foundation of clinical practice. Evidence from the NICHD MFMU Network study (Meis, et al.) supporting the use of hydroxyprogesterone caproate (17P) was based on drug manufactured under FDA’s Good Manufacturing Practices (GMP) conditions, and not on drug made using compounding processes or obtained from compounding pharmacies. The drug used in the NICHD study is available today as FDA-approved Makena.

Access to FDA-approved Makena for clinically-indicated patients is an important public health priority. Certain payer coverage policies have been influenced by a belief that unapproved compounded 17P formulations are the same as Makena. These policies should be modified to ensure that clinically-indicated patients have unencumbered access to FDA-approved Makena, consistent with their healthcare provider’s medical judgment.

As part of our commitment to patients, we have made substantial efforts to work with the payer community, and patient co-pays for Makena are averaging approximately $12 per injection.

For details regarding the Makena financial assistance program for clinically-eligible patients, please visit www.makena.com.

The full text of the ACOG and SMFM information update is available at http://www.acog.org/from_home/misc/20111013MakenaLtr.pdf

About K-V Pharmaceutical Company

K-V Pharmaceutical Company is a specialty branded pharmaceutical company with a primary focus in the area of women’s healthcare. As such, we are committed to advancing the health of women across all the stages of their lives.

For further information about K-V Pharmaceutical Company, please visit the Company’s corporate Website at www.kvpharmaceutical.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and that may be based on or include assumptions concerning the operations, future results and prospects of the Company. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about product development, product launches, regulatory approvals, governmental and regulatory actions and proceedings, market position, acquisitions, sale of assets, revenues, expenditures, resumption of manufacturing and distribution of products and the impact of the recall and suspension of shipments on revenues, and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, the Company provides the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following:

1)	our ability to continue as a going concern;

2)	the impact of competitive, commercial payor, governmental (including Medicaid program), physician, patient, public or political responses and reactions, and responses and reactions by medical professional associations and advocacy groups, to the Company’s sales, marketing, product pricing, product access and strategic efforts with respect to Makena™, and its other products, including introduction or potential introduction of generic or competing products, or competition from unapproved therapies or compounded drugs, against products sold by the Company and its subsidiaries, including Makena™, and including competitive or responsive pricing changes;

3)	the possibility of not obtaining the U.S. Food and Drug Administration (the “FDA”) approvals or delay in obtaining FDA approvals;

4)	the impact of: (i) the FDA’s decision to decline to take enforcement action with regards to compounded alternatives to the Company’s Makena ™ product despite the Company’s orphan drug exclusivity; (ii) CMS policy permitting Medicaid program reimbursement of such products; and (iii) resulting coverage decisions by various state Medicaid and commercial payors, on the Company’s sales revenues for Makena ™ and the resulting impact on the Company’s operations and financial results, including, without limitation, its ability to continue as a going concern;

5)	new product development and launch, including the possibility that any product launch may be delayed or unsuccessful, including with respect to Makena™;

6)	acceptance of and demand for the Company’s new pharmaceutical products, including Makena™, and for our current products upon their return to the marketplace, as well as the number of preterm births for which Makena™ may be prescribed and its safety profile and side effects profile and acceptance of the degree of patient access to, and pricing for, Makena™;

7)	the possibility that any period of exclusivity may not be realized, including with respect to Makena™, a designated Orphan Drug;

8)	the satisfaction or waiver of the terms and conditions for the continued ownership of the full U.S. and worldwide rights to Makena™ set forth in the previously disclosed Makena™ acquisition agreement, as amended;

9)	the consent decree between the Company and the FDA and the Company’s suspension of the production and shipment of all of the products that it manufactures (other than the Potassium Chloride Extended Release Capsule products that are the subject of the FDA letter received September 8, 2010 allowing the return of those products to the marketplace) and the related nationwide recall affecting all of the other products that it manufactures, as well as the related material adverse effect on its revenue, assets and liquidity and capital resources, as more fully described in Item—2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree” in this Report;

10)	the two agreements between the Company and the Office of Inspector General of the U.S. Department of Health and Human Services (“HHS OIG”) pertaining to the exclusion of our former chief executive officer from participation in federal healthcare programs and pertaining to the dissolution of our ETHEX subsidiary, in order to resolve the risk of potential exclusion of our Company, as more fully described in Note 1—“Description of Business—Changes in Management” in the Notes to the Consolidated Financial Statements included in Part I of this Report;

11)	the plea agreement between the Company and the U.S. Department of Justice and the Company’s obligations therewith, as well as the related material adverse effect, if any, on its revenue, assets and liquidity and capital resources, as more fully described in Note 1—“Description of Business—Plea Agreement with the U.S. Department of Justice” in the Notes to the Consolidated Financial Statements included in Part I of this Report;

12)	changes in the current and future business environment, including interest rates and capital and consumer spending;

13)	the availability of raw materials and/or products, including Makena™ and Evamist ®, manufactured for the Company under contract manufacturing agreements with third parties;

14)	the regulatory environment, including legislative, government or regulatory agency and judicial actions and changes in applicable laws or regulations, including the risk of obtaining necessary state licenses in a timely manner;

15)	fluctuations in revenues;

16)	the difficulty of predicting the pattern of inventory movements by the Company’s customers;

17)	risks that the Company may not ultimately prevail in litigation, including product liability lawsuits and challenges to its intellectual property rights by actual or potential competitors or to its ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries including without limitation the litigation and claims referred to in Note 16—“Commitments and Contingencies” of the Notes to the Consolidated Financial Statements in Part I of this Report, and that any adverse judgments or settlements of such litigation, including product liability lawsuits, may be material to the Company;

18)	the possibility that our current estimates of the financial effect of certain announced product recalls could prove to be incorrect;

19)	whether any product recalls or product introductions result in litigation, agency action or material damages;

20)	the possibility of our loss of failure to supply claims by certain of the Company’s customers that, despite the formal discontinuation action by the Company of its products, the Company should compensate such customers for any additional costs they allegedly incurred for procuring products the Company did not supply;

21)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals, as more fully described in Note 16—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in Part I of this Report;

22)	the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability or securities litigation;

23)	the informal inquiries initiated by the Securities and Exchange Commission (the “SEC”) and any related or additional government investigation or enforcement proceedings as more fully described in Note 16—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in Part I of this Report;

24)	the possibility that the pending investigation by HHS OIG into potential false claims under the Title 42 of the U.S. Code as more fully described in Note 16—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in Part I of this Report could result in significant civil fines or penalties, including exclusion from participation in federal healthcare programs such as Medicare and Medicaid;

25)	delays in returning, or failure to return, certain or many of the Company’s approved products to market, including loss of market share as a result of the suspension of shipments, and related costs;

26)	the ability to sell or license certain assets, and the purchase prices, milestones, terms and conditions of such transactions;

27)	the possibility that default on one type or class of the Company’s indebtedness could result in cross-default under, and the acceleration of, its other indebtedness;

28)	the risks that present or future changes in the Board of Directors or management may lead to an acceleration of the Company’s debt or to adverse actions by government agencies or our auditors;

29)	the risk that even though the price and 30-day average price of the Company’s Class A Common Stock and Class B Common Stock currently satisfy the quantitative listing standards of the New York Stock Exchange, including with respect to minimum share price and public float, the Company can provide no assurance that they will remain at such levels thereafter;

30)	compliance with debt covenants; and

31)	the risks detailed from time-to-time in the Company’s filings with the SEC.

This discussion is not exhaustive, but is designed to highlight important factors that may impact the Company’s forward-looking statements. Because the factors referred to above, as well as the statements included under the captions Part I, Item 1A—“Risk Factors,” Part II, Item 7—“Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Company’s 2011 Form 10-K, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the Company or on the Company’s behalf, you should not place undue reliance on any forward-looking statements.

All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A – “Risks Factors” in the Company’s 2011 Form 10-K, as supplemented by the Company’s subsequent SEC filings. Further, any forward-looking statement speaks only as of the date on which it is made and the Company is under no obligation to update any of the forward-looking statements after the date of this release.

New factors emerge from time-to-time, and it is not possible for the Company to predict which factors will arise, when they will arise and/or their effects. In addition, the Company cannot assess the impact of each factor on its future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.